Exhibit 99.1

POWER OF ATTORNEY

KNOW ALL PERSONS that Royal Bank of Canada (“RBC”), a Canadian chartered bank under and governed by the provisions of the Bank Act, being S.C. 1991, c.46, as amended, by these presents makes, constitutes and appoints each of Sherry Coulter, Terry Fallon, Lori Messer and Thomas Murphy, acting individually, its true and lawful attorney-in-fact, for and on RBC’s behalf and in its name, place and stead to do all or any of the acts and deeds necessary to be done and to execute, without the corporate seal of RBC being required, whether RBC is acting for itself or on behalf of its affiliates, any and all filings required to be made by RBC pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by RBC or its affiliates under the ACT, giving and granting unto each said attorney-in-fact full power and authority to do and perform every act necessary, requisite or proper to be done as RBC itself could do and hereby ratifies and confirms each and every act that said attorney-in-fact shall lawfully does or causes to be done by virtue hereof.

This Power of Attorney will not expire but is subject to revocation at any time by written notice (which may include but is not limited to e-mail communication) given to any attorney-in-fact and shall otherwise terminate immediately upon such attorney-in-fact ceasing to be employed by RBC or one of its affiliates.

IN WITNESS WHEREOF these presents subscribed by Howard M. Sacarob, Vice-President of RBC, and John Thurlow, Officer of RBC, this 17th day of September, 2024.

ROYAL BANK OF CANADA

By: /s/ Howard M. Sacarob

Name: Howard M. Sacarob
Title: Vice-President

By: /s/ John Thurlow

Name: John Thurlow
Title: Officer

Before me, a Notary Public in and for said State, on this 17th day of September, 2024 personally appeared Howard M. Sacarob and John Thurlow, to me known to be the identical persons who executed the foregoing instrument on behalf of Royal Bank of Canada as its Vice-President and Officer, respectively, and acknowledged to me that they executed the same as their free and voluntary act and deed and as the free and voluntary act and deed of such body corporate for the uses and purposes therein set forth.

By: /s/ Jazmin Campos

Name: Jazmin Campos
Title: Notary Public